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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K of our report dated February 2, 1999 included in Open Market, Inc.'s Form 10-K/A for the year ended December 31, 1998. It should be noted that we have not audited any financial statements of Open Market, Inc. subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of our report.

                                                         /s/ Arthur Andersen LLP
                                                             ARTHUR ANDERSEN LLP

Boston, Massachusetts
November 1, 1999